Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Natural Order Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 31, 2022

/s/ Paresh Patel
Paresh Patel
President, Chief Executive Officer and Director
(Principal executive officer)

Date: March 31, 2022

/s/ John Ritacco
John Ritacco
Chief Financial Officer and Secretary
(Principal financial and accounting officer)